CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our report dated February 5, 1996 in this Form 10-K and to the incorporation by reference into The Morgan Group, Inc.'s previously filed Registration Statements on Form S-8 (Registration Nos. 33-72996, 33-72998). It should be noted that we have not audited any financial statements of The Morgan Group, Inc. subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                                         /s/ ARTHUR ANDERSEN LLP
Chicago, Illinois,
March 25, 1998